EXHIBIT 99.1

News Release

April 9, 2014

Ashland Inc. and Clariant announce agreement to sell ASK Chemicals joint venture to Rhône

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) and Clariant today announced they have entered into a definitive agreement to sell their joint venture, ASK Chemicals GmbH headquartered in Hilden, Germany, to investment funds affiliated with Rhône, a London and New York-based private equity investment firm. The enterprise value of the transaction, before debt and assumed liabilities, amounts to €257 million. After adjusting for debt and assumed liabilities, total pre-tax proceeds to the sellers will be €149 million, which includes €128 million in cash and a €21 million buyer note. Proceeds will be split evenly between Ashland and Clariant under terms of the 50/50 joint venture. The transaction is expected to close prior to the end of Ashland’s fiscal fourth quarter on September 30, 2014, and is subject to customary closing conditions, including regulatory approvals.

With 1,800 employees in 25 countries, ASK Chemicals is a leading foundry chemicals manufacturer. Its portfolio encompasses an exceptionally broad and innovative range of foundry resources such as binders, coatings, feeders, filters and release agents, as well as metallurgical products including inoculants, inoculation wires and master alloys for iron casting. In 2013, ASK Chemicals generated annual revenues of €513 million.

“The sale of Ashland’s equity interest in ASK Chemicals will allow us to focus on our core specialty chemicals business as we reposition the company for sustained sales and profit growth,” said James J. O’Brien, Ashland chairman and chief executive officer. “At the same time, the divestiture will give ASK Chemicals an opportunity for new investment as it works to build on its position as a leading foundry chemicals manufacturer.”

“The divestment of our stake in ASK Chemicals is part of our continuous active portfolio management to reallocate capital towards our more profitable growth areas,” said Hariolf Kottmann, Clariant chief executive officer. “In the joint venture we have successfully combined the activities of Ashland and former Süd-Chemie businesses. Now we release it to a new owner who will focus on growth perspectives.”

Rhône commented: "We are proud to succeed Ashland and Clariant in the stewardship of ASK Chemicals.  We are excited to be partnering with ASK Chemicals’ management team, and look forward to working with them to further develop the business in this new phase of ASK's expansion, leveraging on its leading technology platform, long-standing customer relationships, global manufacturing base and talented personnel."

About Rhône and its affiliates
Rhône, established in 1996, is a global private equity firm with a focus on investments in market leading businesses with a pan-European or transatlantic presence and expansion prospects. Rhône’s investment philosophy includes the development of strong, strategic partnerships with the companies in which it invests. Rhône has offices in London and New York and currently holds investments in a diversified portfolio of companies, including investments in the chemicals, consumer products, food, industrial, materials, mining and shipping industries.

About Ashland
In more than 100 countries, the people of Ashland Inc. (NYSE: ASH) provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. Visit ashland.com to see the innovations we offer through our four commercial units – Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Valvoline.

- 0 -

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negatives of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the sale transaction involving Ashland Water Technologies and the potential sale transaction involving the elastomers business (including the possibility that one or both transactions may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction); the global restructuring program (including the possibility that Ashland may not achieve the anticipated revenue and earnings growth, cost reductions, and other expected benefits from the program); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this news release or otherwise except as required by securities or other applicable law.

FOR FURTHER INFORMATION:

Investor Relations:
Jason Thompson
+1 (859) 815-4454
jlthompson@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Inquiries about Rhône:
Charlie Harrison
E: CHarrison@bell-pottinger.com
T: +44 207 861 3125
M: +44 7500 578 179

Guy Scarborough
E: GScarborough@bell-pottinger.com
T: +44 207 861 3870
M: +44 7912 539 975